EXHIBIT 10.6
FIRST AMENDMENT TO LEASE
This First Amendment to Lease ("Amendment") is entered into, and dated for reference purposes, as of September 5, 2006 (the "Execution Date") by and between METROPOLITAN LIFE INSURANCE COMPANY, I a New York corporation ("Metropolitan"), as Landlord ("Landlord"), and GENOMIC HEALTH, INC., a Delaware corporation ("Genomic"), as Tenant ("Tenant"), with reference to the following facts ("Recitals"):
A. Landlord and Tenant are parties to that certain written lease comprised of the following: that certain written Lease, dated as of September 23, 2005 entered into by and between Landlord and Tenant, for certain premises described therein, which as of the Execution Date consists of the entire Rentable Area of the Building (with an address of 301 Penobscot Drive, Redwood City, California 94063) (the "Existing Lease"), all as more particularly described in the Existing Lease,
B. Landlord and Tenant desire to provide for a modification of certain provisions of the Lease as to the type and scope of HVAC units to be replaced by Tenant, and as to Landlord's obligation to reimburse Tenant.
NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants set forth herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Scope of Amendment; Defined Terms. Except as expressly provided in this Amendment, the Existing Lease shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Existing Lease as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. The term "Lease" as used herein and in the Existing Lease shall refer to the Existing Lease as modified by this Amendment, except as expressly provided in this Amendment. All capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Existing Lease unless the context clearly requires otherwise.
Section 2.Amendment of Certain Lease Provisions,
(a)Amendment and Restatement of Section 1.03, Definition of Operating Expenses. Landlord and Tenant acknowledge and agree that the text of subsection (p) of the last sentence of the definition of Operating Expenses set forth in Section 1.03 of the Existing Lease is hereby amended and restated in its entirety to read as follows:
"(p) any and all costs of the acquisition and installation of no less than 200 tons of HVAC as described in Section 8.03 below:"
(b)Amendment and Restatement of Section 8.03. Landlord and Tenant acknowledge and agree that text of Section 8.03 of the Existing Lease is hereby amended and restated in its entirety to read as follows:
"Prior to January 13, 2009, Tenant shall, subject to reimbursement by Landlord on the schedule provided below, replace all the rooftop HVAC units serving the Building with new equipment of good quality (which includes all rooftop units for heating and/or air conditioning, certain associated controls and ductwork, and related materials and expenses), sufficient to provide HVAC service and cooling capacity for the entire Building (no less than 200 tons of HVAC cooling capacity in the aggregate), but in such mixture of non-specialized and specialized HVAC units as shall meet Tenant's needs. Tenant shall pay the cost thereof, subject to partial reimbursement by Landlord on the schedule provided below, which reimbursed amounts shall not be recoverable by Landlord from Tenant as items of Building Operating Expenses. Tenant shall control the work and schedule for the replacement of the HVAC, subject to the requirements set forth herein and Landlord's prior written approval, which shall not be unreasonably withheld, of the following: (a) the vendors and contractors to supply and install such HVAC, and Landlord and Tenant agree that Tenant shall obtain bids from a minimum of three such vendors and contractors; (b) all plans and specifications of and for such HVAC and installation thereof; (c) the cost of such HVAC and installation thereof, but Landlord and Tenant agree that the cost reimbursable to Tenant by Landlord hereunder shall in no event exceed the cost of the HVAC replacement completed prior to the scheduled date of the reimbursement; (d) the contracts for such HVAC and installation thereof, and Landlord and Tenant agree that, among other things, such contracts shall provide for warranties acceptable to Landlord and that such warranties shah: name Landlord and be issued directly for the benefit of and enforceable by Landlord. Tenant shall provide a replacement schedule to Landlord. Notwithstanding the foregoing, in the event Tenant, in its reasonable opinion, determines that it is most efficient or cost-effective to replace all the HVAC at the time that Tenant conducts the Tenant Work pursuant to the Workletter, then Tenant may do so. Landlord and Tenant acknowledge and agree that as of the Execution Date of this Amendment: (a) Tenant has requested approval of, and Landlord has approved, drawings and specifications for the HVAC replacement prepared by Dowler-Gruman Architects captioned as follows: Phase 1 – Office Tenant Improvements Issued for Plan Check Dec. 2, 2005, and Phase 2 – Lab Area Tenant Improvements Issued for Plan Check Feb. 14, 2006; (b) Tenant has requested and obtained bids for such Phase 1 and Phase 2 work from Western Allied Mechanical, Critchfield Mechanical, and Ray Hellwig Mechanical, which contractors are acceptable to Landlord; (c) Western Allied Mechanical is the contractor to whom Tenant has awarded the work for Phase 1 and Phase 2, which is acceptable to Landlord; and (d) for HVAC replacement for the remainder of the Premises: (1) the bids received from Tenant pursuant to clause (b) above included such future HVAC replacement work; (2) the future HVAC replacement work is included in the work that Tenant has contracted with Western Allied Mechanical to perform, which contractor is acceptable to Landlord; and (3) Tenant shall submit further drawings and specifications for such future HVAC replacement for the remainder of the Premises for Landlord's approval. Provided that the HVAC replacement is completed in accordance with the approvals to date (as described above) and future plans, contractor(s) and bid(s) as described above and hereafter approved, and provided that the total, actual cost of the HVAC replacement is at least One Million Two Hundred Thousand Dollars ($1,200,000), Landlord shall reimburse Tenant a total of Six Hundred Forty-eight Thousand Three Hundred Ninety-nine Dollars ($648,399) payable in three (3) installments of Two Hundred Sixteen Thousand One Hundred Thirty-three Dollars ($216,133) each, which installments shall be payable on March 13, 2007, March 13, 2008 and March 13, 2009. In the event that the total, actual cost of the HVAC replacement is less than One Million Two Hundred Thousand Dollars ($1,200,000), the amounts to be reimbursed to Tenant by Landlord set forth above shall be prorated in relation to the amount that the total, actual costs of HVAC replacement bear to One Million Two Hundred Thousand Dollars ($1,200,000). Provided however, at least thirty (30) days prior to any reimbursement, Tenant shall provide Landlord, with respect to any work for which the following documentation has not previously been provided: (i) a reasonable description of the work, including names of all contractors, subcontractors and vendors providing labor, services or material; (ii) bills and invoices, and proof of payment thereof by Tenant; (iii) valid, unconditional mechanics' lien releases; (iv) applicable warranties; and (v) "As Built" drawings and specifications in the same form as those required under Section 3.5 of the Workletter. The foregoing HVAC Allowance shall be in addition to, and shall not diminish the Tenant's Allowance (as defined in the Workletter). Upon installation, such HVAC shall be deemed to be part of the Building and owned by Landlord."
(c)Amendment and Restatement of Section 3.2(i) of the Workletter. Landlord and Tenant acknowledge and agree that text of Section 3.20) of the Workletter attached as Exhibit B to the Existing Lease is hereby amended and restated in its entirety to read as follows:
"(I) shall not be unreasonably withheld, provided however, that Landlord may disapprove Tenant's Plans in its sole and absolute discretion if they (a) adversely affect the structural integrity of the Building, including applicable floor loading capacity; (b) adversely affect any of the Building

Systems (as defined below), the Common Areas or any other tenant space (whether or not currently occupied); (c) fail to kills( comply with Laws, (d) affect the exterior appearance of the Building; (e) provide for improvements which do not meet or exceed the Building Standards; or (f) involve any installation on the roof, or otherwise affect the roof, roof membrane or any warranties regarding either (provided however, that Landlord acknowledges that it has agreed that Tenant shall replace no less than 200 tons of HVAC on the roof, including mechanical units and associated controls, ductwork and materials, which will include certain installations on the roof, all pursuant to Landlord's approval and the requirements set forth in Section 8.03 of the Lease). Building Systems collectively shall mean the structural, electrical, mechanical (including, without limitation, heating, ventilating and air conditioning), plumbing, fire and life-safety (including, without limitation, fire protection system and any fire alarm), communication, utility, gas (if any), and security (if any) systems in the Building."
Section 3.Time of Essence. Without limiting the generality of any other provision of the Lease, time is of the essence to each and every term and condition of this Amendment.
Section 4.Attorneys’ Fees. Each party to this Amendment shall bear its own attorneys' fees and costs incurred in connection with the discussions preceding, negotiations for and documentation of this Amendment. In the event any party brings any suit or other proceeding with respect to the subject matter or enforcement of this Amendment or the Lease as amended, the provisions of Section 11.03 of the Existing Lease shall apply.
Section 5.Effect of Headings; Recitals: Exhibits. The titles or headings of the various parts or sections hereof are intended solely for convenience and are not intended and shall not be deemed to or in any way be used to modify, explain or place any construction upon any of the provisions of this Amendment. Any and all Recitals set forth at the beginning of this Amendment are true and correct and constitute a part of this Amendment as if they had been set forth as covenants herein. Exhibits, schedules, plats and riders hereto which are referred to herein are a part of this Amendment.
Section 6.Entire Agreement; Amendment. This Amendment taken together with the Existing Lease, together with all exhibits, schedules, riders and addenda to each, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in this Amendment and the Existing Lease, as so amended, and no provision of the Lease as so amended may be modified, amended, waived or discharged, in whole or in pad, except by a written instrument executed by all of the parties hereto.
Section 7.Authority. Each party represents and warrants to the other that it has full authority and power to enter into and perform its obligations under this Amendment, that the person executing this Amendment is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.
Section 8.Counterparts. This Amendment may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart. Each counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it. The parties contemplate that they may be executing counterparts of this Amendment transmitted by facsimile and agree and intend that a signature by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.
TENANT:  GENOMIC HEALTH, INC.,
a Delaware corporation

By: /s/ Randy Scott
Print Name: Randy Scott
Title: CEO
(Chairman of Board, President or Vice President)
By: /s/ G. Bradley Cole
Print Name: G. Bradley Cole
Title: CFO
(Secretary, Assistant Secretary, CFO or Assistant Treasurer)
LANDLORD:  METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation
By: /s/ Joel Redmon
Print Name: Joel Redmon
Title: Assistant Vice - President
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